Exhibit 99.1

Corsair Gaming Reports Fourth Quarter and Full Year 2020 Financial Results

Company guides continued growth for 2021

FREMONT, CA, February 9, 2021 – Corsair Gaming, Inc. (NASDAQ:CRSR) (“Corsair”), a leading global provider and innovator of high-performance gear for gamers and content creators, today announced preliminary financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Highlights

•

Net revenue was $556.3 million, an increase of 70.4% year-over-year. Gamer and creator peripherals segment net revenue was $191.8 million, an increase of 104.0% year-over-year. Gaming components and systems segment net revenue was $364.5 million, an increase of 56.8% year-over-year.

•

Gross profit was $153.8 million, an increase of 118.3% year-over-year, with gross margin of 27.6%, an improvement of 600 basis points year-over-year. Gamer and creator peripherals segment gross profit was $68.9 million, an increase of 197.7% year-over-year. Gaming components and systems segment gross profit was $84.9 million, an increase of 79.5% year-over-year.

•	Operating income was $58.9 million, an increase of 314.2% year-over-year.
•	Adjusted operating income was $71.0 million, an increase of 166.9% year-over-year.
•	Net income was $43.0 million, or $0.43 per diluted share, compared to net income of $6.0 million in the same period a year ago, or $0.08 per diluted share.
•

Adjusted net income was $53.0 million, or $0.53 per diluted share, an increase of 214.8% year-over-year compared to adjusted net income of $16.8 million in the same period a year ago, or $0.21 per diluted share.

•	Adjusted EBITDA was $72.5 million, an increase of 154.7% year-over-year, with adjusted EBITDA margin of 13.0%, an improvement of 430 basis points year-over-year.
•	As of December 31, 2020, we had cash and restricted cash of $133.6 million, $48.1 million capacity under our revolving credit facility and total long-term debt of $321.4 million.
•	Cash flows from operations was $68.6 million, which increased from $36.0 million in the same period a year ago, bringing the full year 2020 cash flow from operations to $169.0 million.

Full Year 2020 Highlights

•

Net revenue was $1.7 billion, an increase of 55.2% year-over-year. Gamer and creator peripherals segment net revenue was $539.4 million, an increase of 83.4% year-over-year. Gaming components and systems segment net revenue was $1,163.0 million, an increase of 44.8% year-over-year.

•

Gross profit was $465.4 million, an increase of 107.5% year-over-year, with gross margin of 27.3%, an improvement of 690 basis points year-over-year. Gamer and creator peripherals segment gross profit was $189.7 million, an increase of 133.2% year-over-year. Gaming components and systems segment gross profit was $275.7 million, an increase of 92.9% year-over-year.

•	Operating income was $158.4 million, an increase of 568.0% year-over-year.
•	Adjusted operating income was $204.8 million, an increase of 211.4% year-over-year.
•	Net income was $103.2 million, or $1.14 per diluted share, compared to net loss of $8.4 million in the same period a year ago, or $(0.11) per diluted share.
•	Adjusted net income was $145.0 million, or $1.60 per diluted share, an increase of 427.0% year-over-year compared to adjusted net income of $27.5 million, or $0.35 per diluted share.
•	Adjusted EBITDA was $213.0 million, an increase of 197.5% year-over-year, with adjusted EBITDA margin of 12.5%, an improvement of 600 basis points year-over-year.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

“We are excited to see the market for gaming and streaming product continue to grow at such a pace.  It is clear that a new wave of gamers and streamers has entered the market as well as consumers building gaming PCs for the first time.  Our expectation is that all these people that are new to the market will continue to buy gaming and streaming products from us for many years into the future.  I am particularly pleased that the revenue from our gaming components and systems segment is now over $1 billion.  And equally happy to see our gamer and creator peripherals segment grow by 83% and break through the half billion milestone.  Obviously this is amazing growth in both segments.  We continue to bring out exciting new product in all our product lines, and these seem to be resonating well with our current and new customers.  In fact our last three major product launches, the K100 keyboard, the Elgato Wave microphone, and the 4000X gaming case, are all showing near 5 star reviews at major retailers, and gained solid market share in a short time,” stated Andy Paul, Chief Executive Officer of Corsair.

“We are extremely pleased with our financial performance in the fourth quarter. We have paid off an additional $50 million in debt during the quarter, making the total debt repayment $190 million for 2020.  We expect to continue to use our operating cashflows to reduce our debt and continue to invest in growth.  We also had a successful secondary offering this January, with all net proceeds going to the selling shareholders participating in the secondary,” said Michael G. Potter, Chief Financial Officer of Corsair.

Financial Outlook

For the full year 2021, we currently expect:

•	Net revenue to be in the range of $1.8 billion to $1.95 billion.
•	Adjusted operating income to be in the range of $205 million to $220 million.
•	Adjusted EBITDA to be in the range of $215 million to $230 million.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, public offering related charges, depreciation and amortization, severance, IPO costs and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Please see “Use and Reconciliation of Non-GAAP Financial Measures” below for a discussion on how we calculate the non-GAAP measures presented herein and a reconciliation to the most directly comparable GAAP measure.

Recent Developments

•

On February 1, 2021, in the patent infringement case, Ironburg Inventions Ltd. v. Valve Corp, the jury unanimously found that Valve Corp infringed Ironburg’s controller patent and awarded Corsair’s subsidiary Ironburg (a subsidiary of SCUF) over $4 million.  In addition, the jury unanimously found willful infringement by Valve Crop.  The jury verdict of willful infringement is the first step to a potential award of enhanced damages up to the statutory limit of treble damages.

•

On January 26, 2021, Corsair closed its follow-on public offering by selling stockholders of 8,625,000 shares of its common stock at a price of $35.00 per share.  The total gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses were approximately $301,875,000.  The selling stockholders received all of the net proceeds from the offering.

•	On January 12, 2021 Corsair announced the promotion of Thi La to President and COO, as well as other senior leadership promotions.
•

On January 28, 2021 Corsair launched three new Corsair Gen 4 PCIe x4 NVMe M.2 Solid State Drives – the MP600 CORE, MP600 PRO and MP600 PRO Hydro X Edition.  All MP600 SSDs store massive amounts of data with lightning-fast transfer speeds, leveraging PCIe technology for incredible sustained performance.

•

On January 21, 2021 Corsair launched its Vengeance RGB PRO SL high-performance DDR4 memory kits.  Initially available in a wide range of frequencies up to 3,600MHz and kits up to 128GB (4x32GB) in both black and white, VENGEANCE RGB PRO SL boasts dynamic ten-zone RGB lighting in a form-factor just 44mm tall, offering wide compatibility with nearly any PC build. Each module is tightly screened and optimized for peak performance and overclocking potential, for memory that matches its mesmerizing visuals with equally impressive performance.

•

On January 14, 2021 Corsair launched a new series of mid-tower ATX cases to suit nearly any build: the Corsair 5000D, 5000D AIRFLOW and the iCUE 5000X RGB. Every 5000 Series case offers simple and tidy cable management thanks to the Corsair RapidRoute cable management system, terrific cooling from included fans featuring Corsair AirGuide technology and a spacious interior that fits multiple radiators, including two 360mm simultaneously. Between the understated styling of the 5000D, the optimized airflow of the 5000D AIRFLOW, and the eye-catching RGB lighting behind four beautiful tempered glass panels of the 5000X RGB, the 5000 Series has a case to meet any builder’s priorities.

•

On December 9, 2020 Corsair under its SCUF brand unveiled the new SCUF H1 customizable wired gaming headset. Based on the design and technology of the award-winning CORSAIR VIRTUOSO headset, the H1 is customizable and tailored for competitive gamers who prefer the zero-latency provided by a wired headset.  The SCUF H1’s lightweight design is fully configurable and built for comfort, with immersive sound and a high-resolution interchangeable microphone to make crucial callouts that can be the difference between a victory or a loss. Every rustle of footsteps in a grassy field and every far-off missile strike is delivered with clear fidelity, almost doubling the audio frequency of most gaming headsets.

Conference Call and Webcast Information

We will host a conference call to discuss the fourth quarter and full year 2020 financial results on February 9, 2021, at 5:30 a.m. PT. The conference call can be accessed live over the phone by dialing 1-877-407-0784, or for international callers 1-201-689-8560. A replay will be available from 8:30 a.m. PT on February 9, 2021 through February 16, 2021, by dialing 1-844-512-2921, or for international callers 1-412-317-6671. The replay passcode is 13715251.

The call will also be webcast live from our investor relations website at https://ir.corsair.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Corsair Gaming, Inc.

Corsair Gaming, Inc. (NASDAQ:CRSR) is a leading global developer and manufacturer of high-performance gear and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals, to premium streaming equipment and smart ambient lighting, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best.

Corsair also sells gear under our Elgato brand, which provides premium studio equipment and accessories for content creators, SCUF Gaming brand, which builds custom-designed controllers for competitive gamers, and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs and laptops.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our estimated full year 2021 net revenue, adjusted operating income and adjusted EBITDA, as well as our belief that more new gamers and streamers are entering the market  and that they will continue to buy gaming and streaming products from us for many years into the future. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new gear and improvements;  the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and eSports, does not grow as expected or declines; the loss or inability to attract and retain key management; delays or disruptions at our or third-party’s manufacturing and distribution facilities; currency exchange rate fluctuations or international trade disputes resulting in our gear becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; the impact of the coronavirus on our business; general economic conditions that adversely effect, among other things, consumer confidence and spending.; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 10, 2020, in our Annual Report on Form 10-K for the year ended December 31, 2020 (once available) and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter and full year ended December 31, 2020 are not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the preliminary financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Per Share provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial performance measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, net income, cash provided by operating activities or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•

Adjusted operating income, non-GAAP, is determined by adding back to GAAP operating income the acquisition accounting impacts related to recognizing acquired deferred revenue and inventory at fair value, change in fair value of contingent consideration for business acquisition, stock-based compensation, intangible asset amortization, certain acquisition-related and integration-related expenses, executive transition costs, non-deferred costs associated with the IPO and the secondary offering, and debt modification costs.

•

Adjusted net income, non-GAAP, is determined by adding back to GAAP net income (loss) the acquisition accounting impacts related to recognizing acquired deferred revenue and inventory at fair value, change in fair value of contingent consideration for business acquisition, stock-based compensation, intangible asset amortization, certain acquisition-related and integration-related expenses, executive transition costs, non-deferred costs associated with the IPO and the secondary offering, debt modification costs, loss on extinguishment of debt, and the related tax effects of each of these adjustments.

•

Adjusted net income per diluted share, non-GAAP, is determined by dividing adjusted net income, non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.

•

Adjusted EBITDA is determined by adding back to GAAP net income (loss) the acquisition accounting impacts related to recognizing acquired deferred revenue and inventory at fair value, change in fair value of contingent consideration for business acquisition, stock-based compensation, certain acquisition-related and integration-related expenses, executive transition costs, non-deferred costs associated with the IPO and the secondary offering, debt modification costs, intangible asset amortization, depreciation and amortization, interest expense (including loss on extinguishment of debt) and tax expense (benefit).

•	Adjusted EBITDA margin is determined by dividing adjusted EBITDA by net revenue for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Source: Corsair Gaming, Inc.

Investor Relations Contact:

Ronald van Veen

ir@corsair.com

510-578-1407

Media Contact:

Adrian Bedggood

adrian.bedggood@corsair.com

510-657-8747

+44-7989-258827

Corsair Gaming, Inc.

Preliminary Condensed Combined Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenue	$556,339	$326,555	$1,702,367	$1,097,174
Cost of revenue	402,540	256,102	1,236,938	872,887
Gross profit	153,799	70,453	465,429	224,287
Operating expenses:
Sales, general and administrative	81,127	47,041	257,004	163,033
Product development	13,779	9,194	50,064	37,547
Total operating expenses	94,906	56,235	307,068	200,580
Operating income	58,893	14,218	158,361	23,707
Other (expense) income:
Interest expense	(6,021)	(8,485)	(35,137)	(35,548)
Other expense, net	(1,153)	(81)	(1,182)	(1,558)
Total other expense, net	(7,174)	(8,566)	(36,319)	(37,106)
Income (loss) before income taxes	51,719	5,652	122,042	(13,399)
Income tax (expense) benefit	(8,676)	360	(18,825)	5,005
Net income (loss)	$43,043	$6,012	$103,217	$(8,394)
Net income (loss) per share:
Basic	$0.47	$0.08	$1.20	$(0.11)
Diluted	$0.43	$0.08	$1.14	$(0.11)
Weighted-average shares used to compute net income (loss) per share
Basic	91,923	77,293	86,256	76,223
Diluted	99,771	79,514	90,577	76,223

Corsair Gaming, Inc.

Preliminary Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenue:
Gamer and Creator Peripherals	$191,835	$94,057	$539,366	$294,141
Gaming Components and Systems	364,504	232,498	1,163,001	803,033
Total Net Revenue	$556,339	$326,555	$1,702,367	$1,097,174

Gross Margin:
Gamer and Creator Peripherals	35.9%	24.6%	35.2%	27.7%
Gaming Components and Systems	23.3%	20.4%	23.7%	17.8%
Total Gross Margin	27.6%	21.6%	27.3%	20.4%

Corsair Gaming, Inc.

Preliminary Condensed Combined Consolidated Balance Sheets

(Unaudited, in thousands, except per share amounts)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and restricted cash	$133,338	$51,717
Accounts receivable, net	293,629	202,334
Inventories	226,007	151,063
Prepaid expenses and other current assets	37,997	24,696
Total current assets	690,971	429,810
Property and equipment, net	16,475	15,365
Goodwill	312,760	312,750
Intangible assets, net	259,317	291,027
Restricted cash, noncurrent	230	230
Other assets	34,362	10,536
TOTAL ASSETS	$1,314,115	$1,059,718
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$299,636	$182,025
Current portion of debt, net	—	2,364
Other liabilities and accrued expenses	205,745	115,541
Total current liabilities	505,381	299,930
Debt, net	321,393	503,448
Deferred tax liabilities	29,752	33,820
Other liabilities, noncurrent	20,199	5,745
TOTAL LIABILITIES	876,725	842,943
Stockholders’ Equity:
Common stock and additional paid-in capital	438,676	324,976
Accumulated deficit	(2,813)	(106,030)
Accumulated other comprehensive income (loss)	1,527	(2,171)
Total Stockholders’ Equity	437,390	216,775
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,314,115	$1,059,718

Corsair Gaming, Inc.

Preliminary Condensed Combined Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$43,043	$6,012	$103,217	$(8,394)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	1,510	1,035	5,796	3,848
Depreciation	2,613	1,936	9,318	7,384
Amortization of intangible assets	8,572	6,572	33,916	30,123
Debt issuance costs amortization	560	708	2,550	2,989
Loss on debt extinguishment	858	—	4,114	—
Deferred income taxes	(584)	(4,278)	(7,476)	(11,535)
Other	1,524	(945)	2,594	(347)
Changes in operating assets and liabilities:
Accounts receivable	(33,425)	(37,460)	(91,492)	(48,033)
Inventories	(19,200)	28,732	(80,086)	15,711
Prepaid expenses and other assets	12,478	1,693	(7,953)	(1,619)
Accounts payable	23,750	14,138	116,522	16,203
Other liabilities and accrued expenses	26,930	17,826	77,933	30,773
Net cash provided by operating activities	68,629	35,969	168,953	37,103
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(455)	(121,258)	(1,291)	(126,104)
Payment of deferred consideration	—	—	—	(10,300)
Purchase of property and equipment	(3,917)	(1,845)	(8,989)	(8,848)
Purchase of intangible asset	—	(175)	—	(175)
Net cash used in investing activities	(4,372)	(123,278)	(10,280)	(145,427)
Cash flows from financing activities:
Proceeds from issuance of debt, net	—	113,885	—	113,885
Repayment of debt	(50,000)	(1,194)	(190,394)	(3,969)
Payment of debt issuance costs	—	(2,300)	(194)	(2,450)
Repayment of line of credit, net	—	(35,700)	—	(27,000)
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	118,575	—
Payment of other offering costs	(2,873)	(137)	(8,455)	(245)
Proceeds from issuance of common stock to common stockholders	—	53,500	—	53,500
Repurchase of common stock	—	(962)	—	(1,531)
Proceeds from exercise of stock options	113	44	1,337	124
Net cash provided by (used in) financing activities	(52,760)	127,136	(79,131)	132,314
Effect of exchange rate changes on cash	1,930	(9)	2,079	37
Net increase in cash and restricted cash	13,427	39,818	81,621	24,027
Cash and restricted cash at the beginning of the period	120,141	12,129	51,947	27,920
Cash and restricted cash at the end of the period	$133,568	$51,947	$133,568	$51,947

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Preliminary Non-GAAP Operating Income Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating Income - GAAP	$58,893	$14,218	$158,361	$23,707
Acquisition accounting impact related to recognizing acquired deferred revenue at fair value	-	1,067	-	1,067
Acquisition accounting impact related to recognizing acquired inventory at fair value	-	1,604	394	1,604
Change in fair value of contingent consideration for business acquisition	954	(635)	954	(635)
Stock-based compensation	1,510	1,035	5,796	3,848
Intangible asset amortization	8,572	6,571	33,916	30,123
Acquisition-related and integration-related costs	680	1,250	3,156	3,099
Executive transition costs	-	444	-	984
Non-deferred IPO and secondary offering costs	428	224	1,633	1,135
Debt modification costs	-	836	623	836
Adjusted Operating Income - Non-GAAP	$71,037	$26,614	$204,833	$65,768
As a % of net revenue - GAAP	10.6%	4.4%	9.3%	2.2%
As a % of net revenue - Non-GAAP	12.8%	8.1%	12.0%	6.0%

Preliminary Non-GAAP Net Income and Net Income Per Share Reconciliations

(Unaudited, in thousands, except per share amounts and percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net Income (Loss) - GAAP	$43,043	$6,012	$103,217	$(8,394)
Acquisition accounting impact related to recognizing acquired deferred revenue at fair value	-	1,067	-	1,067
Acquisition accounting impact related to recognizing acquired inventory at fair value	-	1,604	394	1,604
Change in fair value of contingent consideration for business acquisition	954	(635)	954	(635)
Stock-based compensation	1,510	1,035	5,796	3,848
Intangible asset amortization	8,572	6,571	33,916	30,123
Acquisition-related and integration-related costs	680	1,250	3,156	3,099
Executive transition costs	-	444	-	984
Non-deferred IPO and secondary offering costs	428	224	1,633	1,135
Debt modification costs	-	836	623	836
Loss on debt extinguishment	858	-	4,114	-
Non-GAAP income tax adjustment	(3,032)	(1,567)	(8,850)	(6,163)
Adjusted Net Income - Non-GAAP	$53,013	$16,841	$144,953	$27,504
Diluted Net income (loss) per share:
GAAP	$0.43	$0.08	$1.14	$(0.11)
Adjusted, Non-GAAP	$0.53	$0.21	$1.60	$0.35
Shares used to compute diluted net income (loss) per share:
GAAP	99,771	79,514	90,577	76,223
Adjusted, Non-GAAP	99,771	79,514	90,577	78,117

Corsair Gaming, Inc.

Preliminary Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net Income (Loss) - GAAP	$43,043	$6,012	$103,217	$(8,394)
Acquisition accounting impact related to recognizing acquired deferred revenue at fair value	-	1,067	-	1,067
Acquisition accounting impact related to recognizing acquired inventory at fair value	-	1,604	394	1,604
Change in fair value of contingent consideration for business acquisition	954	(635)	954	(635)
Stock-based compensation	1,510	1,035	5,796	3,848
Acquisition-related and integration-related costs	680	1,250	3,156	3,099
Executive transition costs	-	444	-	984
Non-deferred IPO and secondary offering costs	428	224	1,633	1,135
Debt modification costs	-	836	623	836
Intangible asset amortization	8,572	6,571	33,916	30,123
Depreciation	2,613	1,936	9,318	7,384
Interest expense (includes loss on debt extinguishment)	6,021	8,485	35,137	35,548
Tax expense (benefit)	8,676	(360)	18,825	(5,005)
Adjusted EBITDA - Non-GAAP	$72,497	$28,469	$212,969	$71,594

Adjusted EBITDA margin - Non-GAAP	13.0%	8.7%	12.5%	6.5%